Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

RCY ACQUISITION CO.

Pursuant to § 102 of the General Corporation Law

of the State of Delaware

FIRST: The name of the corporation is RCY Acquisition Co. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 5,000 shares, divided into two classes of which 2,500 shares of par value $0.01 per share shall be designated common stock and 2,500 shares of par value $0.01 per share shall be designated preferred stock (“Preferred Stock”).

The board of directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof (including with respect to the transferability thereof), as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of Delaware.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the Corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend and repeal the bylaws.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

NINTH: The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Randi Neihaus	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980

I, the undersigned, for the purpose of forming a Corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, and, accordingly, have hereto set my hand this 18th day of December, 2009.

/s/ Randi Neihaus
Randi Neihaus, Incorporator

CERTIFICATE

OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF RCY ACQUISITION CO.

RCY Acquisition Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by inserting the following sentence after the first sentence of Article FOURTH thereof:

“The Corporation is not authorized to issue any non-voting equity securities.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 and Section 228 (by written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of May, 2010.

RCY ACQUISITION CO.

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

CERTIFICATE

OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF RCY ACQUISITION CO.

May 26, 2010

RCY Acquisition Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and inserting the following in lieu thereof.

“FIRST. The name of the Corporation is Aleris Recycling, Inc.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 and Section 228 (by written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment is effective as of 1:00 p.m. eastern daylight time on June 1, 2010.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on the date first written above.

RCY Acquisition Co.

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

CERTIFICATE OF MERGER

FOR THE MERGER OF

IMCO RECYCLING OF MICHIGAN L.L.C.

INTO

ALERIS RECYCLING, INC.

Pursuant to Section 264 of the

General Corporation Law of the State of Delaware and

Section 18-209 of the Delaware Limited Liability Company Act

On this 26th day of May, 2010, the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the name and jurisdiction of domicile, formation or organization of each of the constituent entities in the merger is as follows:

Name	State of Organization
IMCO Recycling of Michigan L.L.C.	Delaware
Aleris Recycling, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger dated May 26, 2010 between IMCO Recycling of Michigan L.L.C. and Aleris Recycling, Inc. (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware (“DGCL”), Section 18-209(b) of the Delaware Limited Liability Company Act, and, with respect to Aleris Recycling, Inc., Section 228 of the DGCL.

THIRD: That the name of the surviving corporation of the merger is Aleris Recycling, Inc. (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of Aleris Recycling, Inc. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: That the merger is to become effective as of 1:05 p.m. Eastern Daylight Time on June 1, 2010.

SIXTH: That the executed Merger Agreement is on file at an office and place of business of the Surviving Corporation. The address of such office is: 25825 Science Park Drive, Suite 400, Beachwood, Ohio, 44122.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the corporation or any member of the limited liability company.

[Signature Page Follows]

IN WITNESS WHEREOF, Aleris Recycling, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer on the date first written above.

Aleris Recycling, Inc.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: President

CERTIFICATE OF MERGER

FOR THE MERGER OF

ALUMITECH OF WABASH, LLC

INTO

ALERIS RECYCLING, INC.

Pursuant to Section 264 of the

General Corporation Law of the State of Delaware

On this 1st day of June, 2010, the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the name and jurisdiction of domicile, formation or organization of each of the constituent entities in the merger is as follows:

Name	State of Organization
ALUMITECH OF WABASH, LLC	Indiana
ALERIS RECYCLING, INC.	Delaware

SECOND: That an Agreement and Plan of Merger dated June 1, 2010 between ALUMITECH OF WABASH, LLC and ALERIS RECYCLING, INC. (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 228 and Section 264(c) of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is ALERIS RECYCLING, INC. (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of ALERIS RECYCLING, INC. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: That the merger is to become effective as of 1:05 p.m. Eastern Daylight Time on June 1, 2010.

SIXTH: That the executed Merger Agreement is on file at an office and place of business of the Surviving Corporation. The address of such office is: 25825 Science Park Drive, Suite 400, Beachwood, Ohio, 44122.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the corporation or any member of the limited liability company.

[Signature Page Follows]

IN WITNESS WHEREOF, ALERIS RECYCLING, INC. has caused this Certificate of Merger to be executed by its duly authorized officer on the date first written above.

ALERIS RECYCLING, INC.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: President

CERTIFICATE OF MERGER

FOR THE MERGER OF

IMCO RECYCLING OF IDAHO, LLC

INTO

ALERIS RECYCLING, INC.

Pursuant to Section 264 of the

General Corporation Law of the State of Delaware and

Section 18-209 of the Delaware Limited Liability Company Act

On this 1st day of June, 2010, the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the name and jurisdiction of domicile, formation or organization of each of the constituent entities in the merger is as follows:

Name	State of Organization
IMCO Recycling of Idaho, LLC	Delaware
Aleris Recycling, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger dated June 1, 2010 between IMCO Recycling of Idaho, LLC and Aleris Recycling, Inc. (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware (“DGCL”), Section 18-209(b) of the Delaware Limited Liability Company Act, and, with respect to Aleris Recycling, Inc., Section 228 of the DGCL.

THIRD: That the name of the surviving corporation of the merger is Aleris Recycling, Inc. (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of Aleris Recycling, Inc. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: That the merger is to become effective as of 1:05 p.m. Eastern Daylight Time on June 1, 2010.

SIXTH: That the executed Merger Agreement is on file at an office and place of business of the Surviving Corporation. The address of such office is: 25825 Science Park Drive, Suite 400, Beachwood, Ohio, 44122.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the corporation or any member of the limited liability company.

[Signature Page Follows]

IN WITNESS WHEREOF, Aleris Recycling, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer on the date first written above.

Aleris Recycling, Inc.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: President

CERTIFICATE OF MERGER

FOR THE MERGER OF

ALUMITECH OF WEST VIRGINIA, LLC

INTO

ALERIS RECYCLING, INC.

Pursuant to Section 264 of the

General Corporation Law of the State of Delaware and

Section 18-209 of the Delaware Limited Liability Company Act

On this 1st day of June, 2010, the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the name and jurisdiction of domicile, formation or organization of each of the constituent entities in the merger is as follows:

Name	State of Organization
Alumitech of West Virginia, LLC	Delaware
Aleris Recycling, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger dated June 1, 2010 between Alumitech of West Virginia, LLC and Aleris Recycling, Inc. (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware (“DGCL”), Section 18-209(b) of the Delaware Limited Liability Company Act, and, with respect to Aleris Recycling, Inc., Section 228 of the DGCL.

THIRD: That the name of the surviving corporation of the merger is Aleris Recycling, Inc. (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of Aleris Recycling, Inc. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation

FIFTH: That the merger is to become effective as of 1:05 p.m. Eastern Daylight Time on June 1, 2010.

SIXTH: That the executed Merger Agreement is on file at an office and place of business of the Surviving Corporation. The address of such office is: 25825 Science Park Drive, Suite 400, Beachwood, Ohio, 44122.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the corporation or any member of the limited liability company.

[Signature Page Follows]

IN WITNESS WHEREOF, Aleris Recycling, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer on the date first written above.

Aleris Recycling, Inc.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: President